UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023 (October 27, 2023)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2023, The Scotts Company LLC (in its capacity as seller and servicer, the “Seller”) entered into a Master Receivables Purchase Agreement (the “Master Receivables Purchase Agreement”), by and among the Seller, other subsidiaries of The Scotts Miracle-Gro Company (the “Company”) that from time to time become party thereto as a seller and servicer (the “Additional Sellers” and together with the Seller, the “Sellers”), JPMorgan Chase Bank, N.A. (the “Purchaser”), and, for the limited purpose of a performance undertaking and as Seller Representative, the Company.

Under the Master Receivables Purchase Agreement, the Sellers may sell, and the Purchaser may purchase on an uncommitted and weekly basis, up to $600 million of a portfolio of available and eligible outstanding customer accounts receivable (the “Receivables Facility”). The eligible accounts receivable to be sold under the Receivables Facility consist of up to $600 million in accounts receivable generated by sales to four specified customers of the Company. The Seller, as the servicer under the Receivables Facility (the “Servicer”), will continue to service the account receivables sold to the Purchaser for a servicer fee of 20 basis points. The Receivables Facility is an uncommitted facility with an initial term that expires October 25, 2024, unless earlier terminated by the Purchaser.

The Receivables Facility and the Master Receivables Purchase Agreement contain customary representations and warranties and covenants for facilities of this nature, including as to the eligibility of the account receivables being sold, and contain customary repurchase events and indemnification provisions for facilities of this nature. The Receivables Facility is non-recourse to the Sellers and the Company, other than with respect to customary, limited recourse to the Sellers in the form of (i) repurchase obligations and indemnification obligations for any violations by the Sellers or the Servicer of their respective representations or obligations as seller or servicer under the Master Receivables Purchase Agreement and (ii) certain repurchase or payment obligations arising from any dilution of, or dispute with respect to, any purchased receivables that arise after the sale of such purchased receivables to the Purchaser and not contemplated in the applicable purchase price of such purchased receivable (clauses (i) and (ii) together referred to herein as the “Recourse Obligations”). The Recourse Obligations of the Sellers and the Servicer that may arise from time to time are supported by standby letters of credit of $70 million issued pursuant to the Company’s senior secured revolving facility. The Recourse Obligations and other obligations of the Sellers and the Servicer under the Receivables Facility are guaranteed by the Company under a Performance Undertaking (the “Performance Undertaking”) made by the Company in favor of the Purchaser.

The Company expects to use the proceeds from receivables sales under the Receivables Facility for general corporate purposes.

The foregoing summary of the material terms of the Master Receivables Purchase Agreement, the Receivables Facility and the Performance Undertaking is qualified in its entirety by reference to the Master Receivables Purchase Agreement and Performance Undertaking, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.
On November 1, 2023, Scotts Miracle-Gro issued a news release reporting information regarding its financial results for the three and twelve months ended September 30, 2023 and its financial condition as of September 30, 2023. The news release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1	Master Receivables Purchase Agreement, dated October 27, 2023, by and among The Scotts Company LLC, The Scotts Miracle-Gro Company and JPMorgan Chase Bank, N.A.

10.2	Performance Undertaking, dated October 27, 2023, by The Scotts Miracle-Gro Company in favor of JP Morgan Chase Bank, N.A.

99.1	News release issued by The Scotts Miracle-Gro Company on November 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: November 1, 2023	By:	/s/ MATTHEW E. GARTH
Printed Name: Matthew E. Garth
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated November 1, 2023
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	Master Receivables Purchase Agreement, dated October 27, 2023, by and among The Scotts Company LLC, The Scotts Miracle-Gro Company and JPMorgan Chase Bank, N.A.

10.2	Performance Undertaking, dated October 27, 2023, by The Scotts Miracle-Gro Company in favor of JP Morgan Chase Bank, N.A.

99.1	News release issued by The Scotts Miracle-Gro Company on November 1, 2023